Exhibit 10.1

LOCK-UP WAIVER AGREEMENT

This LOCK-UP WAIVER AGREEMENT (this “Waiver Agreement”) is made as of April 16, 2018, by and among Onconova Therapeutics, Inc. (the “Company”), H.C. Wainwright & Co., LLC (the “Underwriter”) and each of the warrantholders identified on the signature pages hereto (collectively, the “Warrantholders”). Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Underwriting Agreement referred to below.

WHEREAS, pursuant to Section 5(j) of the Underwriting Agreement dated as of February 8, 2018 (the “Underwriting Agreement”), by and between the Company and the Underwriter, the Company agreed to certain restrictions (the “Company Lock-Up”), under which during a period of one hundred and thirty-five (135) days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or announce the issuance or proposed issuance of, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, subject to certain exceptions;

WHEREAS, to regain compliance with continuing listing requirements of the Nasdaq Capital Market and to raise funds, the Company proposes to register Company equity securities (the “Securities”) on a registration statement on Form S-1 and to offer and sell the Securities (the “Offering”);

WHEREAS, the Underwriter consulted with the Warrantholders and informed the Company that its waiver of the Company Lock-Up with respect to the Offering shall be conditioned upon the Company’s agreement to reprice the warrants held by all of the Warrantholders and all other warrants of the same class or series issued pursuant to the Underwriting Agreement (the “Warrants” and all holders of the Warrants, “Holders”); and

WHEREAS, the Company is willing to agree to such repricing of the Warrants, subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Waiver of Company Lock-Up.  Effective as of the date hereof, the Underwriter hereby waives the Company Lock-Up solely with respect to the Offering (the “Waiver”).  Except as expressly waived hereby, Section 5(j) of the Underwriting Agreement shall remain in full force and effect.  The Warrantholders acknowledge the Waiver.

2.                                      Repricing of the Warrants.  The Company acknowledges and agrees to reduce the exercise price of the Warrants such that the exercise price of the Warrants shall be equal to 105% of the public offering price of Common Stock sold in the Offering (but only to the extent that such public offering price is lower than the current exercise price of the Warrants) and that such repricing shall be effective concurrently with the closing of the Offering (the “Repricing”). The Company hereby represents and warrants that prior to the date hereof, as of the date hereof, and covenants and agrees from and after the date hereof, that none of the terms offered to any Holder with respect to any adjustment, amendment or modification of the Warrants (including the Repricing) (each an “Other Agreement”), is or will be more favorable to such other Holders than the Repricing.  If, and whenever on or after the date hereof, the Company enters into an Other Agreement and the terms and conditions of such Other Agreement are more favorable to the other Holders than the Repricing, then without any further action by the Warrantholders or the Company, this Waiver Agreement shall automatically be amended and modified in an economically and legally equivalent manner such that the Warrantholders hereunder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Agreement.  The provisions of this paragraph shall apply similarly and equally to each Other Agreement.

3.                                      Governing Law.  THIS WAIVER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

4.                                      Counterparts.  This Waiver Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Waiver Agreement by telecopy or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Waiver Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Waiver Agreement as of the date first set forth above.

ONCONOVA THERAPEUTICS, INC.

By:
Name:
Title:

H.C. WAINWRIGHT & CO., LLC

By:
Name:
Title:

[NAME OF WARRANTHOLDER]

By:
Name:
Title:

[Signature Page to Lock-Up Waiver Agreement]